SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


                   Date of Report - August 28, 2000
                   (Date of earliest event reported)


                         Questar Corporation
          (Exact name of registrant as specified in charter)


     STATE OF UTAH             1-8796           87-0407509
(State or other juris-      (Commission      (I.R.S. Employer
diction of incorporation     File No.)      Identification No.)
  or organization)


P.O. Box 45433, 180 East First South Street, Salt Lake City, Utah 84145-0433
               (Address of principal executive offices)


      Registrant's telephone number, including area code (801) 324-5000


                              Not Applicable
      (Former name or former address, if changed since last report.)


                               FORM 8-K
                            CURRENT REPORT

Item 5.  Other Events.

      (a)  On August 28, 2000, Questar Corporation's Regulated
Services unit announced an early retirement window program to be effective October 31, 2000. A total of 281 employees and 14 disability recipients are eligible for the enhanced benefit.
Questar Gas Company, Questar Pipeline Company and Questar Regulated Services Company are the three primary employers within the Regulated Services unit.

       The Regulated Services unit estimates that the window program will result in approximately $1-1.5 million in labor cost savings for 2000 and $6-8 million for 2001. The actual amount of labor cost savings is dependent on the number of employees who take advantage of the enhanced benefit program.

                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          QUESTAR CORPORATION
                                             (Registrant)


September 7, 2000                         By  /s/ S. E. Parks
    (Date)                                    S. E. Parks
                                              Vice President, Treasurer,
                                              and Chief Financial Officer